Exhibit 99.1

Listed on the New York Stock Exchange (CLP)     NEWS RELEASE

Colonial Properties Trust Reports Results for First Quarter 2011

BIRMINGHAM, Ala. - April 28, 2011 - Colonial Properties Trust (NYSE: CLP) announced its results for the quarter ended March 31, 2011.

For the first quarter 2011, the company reported a net loss available to common shareholders of $11.6 million, or $0.15 per diluted share, compared with a net loss available to common shareholders of $12.3 million, or $0.19 per diluted share, for the same period in 2010. Funds from Operations Available to Common Shareholders and Unitholders ("FFO"), a widely accepted measure of REIT performance, for the first quarter 2011 was $23.3 million, or $0.27 per diluted share, compared with $20.6 million, or $0.28 per diluted share, for the same period in 2010. The increase in the first quarter 2011 FFO is primarily a result of a 5.7 percent increase in multifamily same-property net operating income (“NOI”) and the income derived from the multifamily apartment communities acquired since the first quarter 2010. FFO per share reflects the additional common shares issued under the company's “at-the-market” equity offering programs in 2010 and the first quarter 2011.

Operating FFO, which the company defines as FFO before transaction income (i.e., development gains/losses, land/outparcel gains/losses and bond/preferred share repurchase gains/losses), for the first quarter 2011 was $23.3 million, or $0.27 per diluted share, compared with $20.5 million, or $0.28 per diluted share, for the same period in 2010.

Results for the first quarter 2011 reflect the dilution from the issuance of 4.3 million common shares in the first quarter of 2011 under the company's latest “at-the-market” equity offering program and the issuance of an additional 10.4 million shares in 2010 under the company's previously completed “at-the-market” equity offering programs.

A reconciliation of net loss available to common shareholders to FFO and to Operating FFO, as well as definitions and statements of purpose, is included in the financial tables accompanying this press release.

“Strong new and renewal leasing, combined with solid occupancy and lower operating expenses, led to a 5.7 percent increase in same-property net operating income in the first quarter,” stated Thomas H. Lowder, Chairman and Chief Executive Officer. “In addition to the improved core multifamily operating results, the renewal phase of our business is gaining momentum as we acquired three apartment communities for a total of $93 million in the quarter, began construction on another new apartment community and completed our latest $100 million at-the-market equity offering program.”

Highlights for the First Quarter 2011

•	Multifamily same-property revenue increased 2.4 percent compared with the first quarter 2010

•	Multifamily same-property NOI increased 5.7 percent compared with first quarter 2010

•	Ended the quarter with multifamily same-property physical occupancy of 96.1 percent

•
Acquired the 336-unit Colonial Grand at Wells Branch in Austin, Texas; the 236-unit Colonial Grand at Cornelius in Charlotte, North Carolina; and the 341-unit Colonial Grand at Palm Vista in Las Vegas, Nevada, for an aggregate purchase price of $92.9 million

•	Commenced development of Colonial Grand at Double Creek, a 296-unit apartment community located in Austin, Texas; and

•	Issued 4.3 million common shares through the company's “at-the-market” equity offering program at an average price of $19.13 per share, for net proceeds of $80.1 million

Multifamily Operating Performance

Multifamily NOI for the first quarter 2011 increased 5.7 percent compared with the first quarter 2010 for the 30,959 apartment homes included in the consolidated same-property results. Multifamily same-property revenues increased 2.4 percent and expenses decreased 1.8 percent compared with the first quarter of 2010. The increase in revenues is primarily due to an improvement in both new and renewal lease rates and maintaining a solid occupancy level. The decrease in expenses is primarily due to lower repairs and maintenance, resulting from lower turnover, and lower insurance expenses in the first quarter 2011 as compared with the first quarter of 2010. On a sequential basis, first quarter 2011 multifamily same-property NOI decreased 1.3 percent compared with the fourth quarter 2010, with revenues remaining flat and expenses increasing 2.0 percent compared with the prior quarter. The increase in expenses in the first quarter 2011 is primarily due to an increase in the company's property tax accrual as compared with the fourth quarter 2010.

A reconciliation of NOI to income/loss from continuing operations, as well as definitions and statements of purpose, is included in the financial tables accompanying this press release.

Acquisition Activity

In February 2011, the company acquired the 336-unit Colonial Grand at Wells Branch in Austin, Texas, for $28.4 million. The apartment community was built in 2008 and was 97.0 percent occupied at the end of the first quarter 2011. The company also acquired the 236-unit Colonial Grand at Cornelius in Charlotte, North Carolina, for $23.6 million. The apartment community was built in 2009 and was 96.2 percent occupied at the end of the first quarter 2011. In March 2011, the company acquired the 341-unit Colonial Grand at Palm Vista, a Class A apartment community located in Las Vegas, Nevada, for a total purchase price of $40.9 million. The apartment community was built in 2007 and was 93.5 percent occupied at the end of the first quarter 2011. All three purchases were funded through a combination of borrowings under the company's unsecured credit facility, as well as proceeds received from shares issued under the company's most recent “at-the-market” equity offering program.

Development Activity

During the first quarter 2011, the company commenced construction of Colonial Grand at Double Creek, a 296-unit apartment community located in Austin, Texas. Total project costs are expected to be approximately $31.7 million, with completion scheduled for the third quarter of 2012 and stabilization expected in the first quarter of 2013.

Other First Quarter Charges

In the first quarter of 2011, the company expensed $0.6 million of acquisition costs related to the purchase of the three previously mentioned multifamily apartment communities. These acquisition costs are reflected in the “Investment and Development Expenses” line item in the company's income statement.

Additionally, the company's first quarter 2011 results include a $1.5 million charge for a loss contingency related to certain litigation and $0.4 million of casualty losses in the first quarter of 2011 as a result of fire damage sustained at two separate multifamily apartment communities. The loss contingency and casualty losses are reflected in the “Impairment and Other Losses” line item in the company's income statement.

Capital Markets Activity

During the first quarter 2011, the company issued approximately 4.3 million common shares for net proceeds of $80.1 million pursuant to its most recent “at-the-market” equity offering program at an average price of $19.13 per share. Subsequent to quarter end, the company issued an additional 517,100 million common shares, at an average price of $19.20 per share, for net proceeds of $9.7 million, which completed the above referenced $100 million “at-the-market” equity offering program and resulted in an overall average price of $19.04 per share for the entire program.

Financing Activity

Subsequent to quarter end, in April 2011, the company paid off a $57 million maturing senior note with proceeds received from shares issued under company's most recent “at-the-market” equity offering program and from borrowings under the company's unsecured credit facility. The company now has no other consolidated debt maturing in 2011, and has only $31 million, representing the company's pro-rata share, of unconsolidated debt maturing in 2011.

Quarterly Dividend on Common Shares

On April 27, 2011, the Board of Trustees approved a cash dividend of $0.15 per common share, payable May 16, 2011, to shareholders of record as of May 9, 2011, representing an ex-dividend date of May 5, 2011.

2011 EPS and FFO per Share Guidance

The company's guidance range for the full-year 2011 for EPS and FFO per share, with certain revised assumptions and timing of certain transactions, is set forth and reconciled below:

	Full-Year 2011 Range
	Low	-	High

Diluted EPS	$(0.35)	-	$(0.19)
Plus: Real Estate Depreciation & Amortization	1.43	-	1.43
Less: Gain on Sale of Operating Properties	0.00	-	(0.10)
Total Diluted FFO per share	$1.08	-	$1.14

Less: Transaction Income
(Gain)/Loss on Sale of Land and Bond or Preferred Stock Repurchases	0.00	-	0.00
Operating FFO per share	$1.08		$1.14

Following are current assumptions reflected in the company's full-year 2011 guidance:

•	Multifamily same-property net operating income: growth of 4.0 to 6.0 percent.

◦	Revenue: Increase of 3.25 to 5.00 percent

◦	Expense: Increase of 2.25 to 3.75 percent

•	Development spending of $50 million to $100 million.

•	Acquisitions of $100 million to $150 million.

•	Dispositions of $50 million to $150 million.

•	Land and for-sale residential property dispositions of $10 million to $20 million.

•	Corporate G&A expenses of $19 million to $21 million.

The company's guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company's control and all of which are subject to change. The company's guidance may change if actual results vary from these assumptions.

For additional details regarding the company's disposition and investment activities, see the company's Supplemental Financial Highlights available on the company's website at www.colonialprop.com.

Conference Call and Supplemental Materials

The company will hold its quarterly conference call Thursday, April 28, 2011, at 1:00 p.m. Central Time. The call will include a review of the company's first quarter performance and a discussion of the company's strategy and expectations for the future.

To participate, please dial 1-800-936-4761. As with previous calls, a replay will be available for seven days by dialing 1-800-633-8284; the conference ID is 21515950. Access to the live call and a replay will also be available through the company's website at www.colonialprop.com under “Investors: Press Releases: Event Calendar.”

Colonial Properties Trust produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company's overall financial position. For a copy of Colonial Properties' detailed Supplemental Financial Highlights, please visit the company's website at www.colonialprop.com under the “Investors: Financial Information and Filings: Quarterly Supplemental Information” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.

Colonial Properties Trust is a real estate investment trust (REIT) that creates value for its shareholders through a multifamily focused portfolio and the management and development of select commercial assets in the Sunbelt region of the United States. As of March 31, 2011, the company owned or managed 35,188 apartment units and 14.6 million square feet of commercial space. Headquartered in Birmingham, Alabama, Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company's website at www.colonialprop.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO, Operating FFO and NOI. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.

Funds from Operations - FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before non-controlling interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the company's performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company's financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company's industry.

The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, is fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

Operating FFO - The company also uses operating funds from operations (“Operating FFO”) as an operating measure. The company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of the company's current business plan, the timing and amount of these transactions can vary significantly between periods. The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to Operating FFO.

Property Net Operating Income - The company uses property NOI, including same store NOI, as an operating measure. NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less total property operating expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance and advertising). The company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with (loss) income from continuing operations as presented in the company's consolidated financial statements. The company also believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statements of income entitled "(loss) income from continuing operations" is the most directly comparable GAAP measure to NOI. In addition to company management evaluating the operating performance of its reportable segments based on NOI results, management uses NOI, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

The company's method of calculating FFO, Operating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO, Operating FFO and NOI should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity, nor is it indicative of sufficient cash flow to fund all of the company's needs, including the company's ability to make distributions.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding signs of improvement in multifamily fundamentals and the company's efforts to further simplify the business and strengthen the balance sheet, may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company's actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits, high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on favorable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate disposition and the resulting gains/losses associated with such dispositions; legislative or regulatory decisions; the company's ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.

The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company's Annual Report on Form 10-K for the year ended December 31, 2010, as may be updated or supplemented in the company's Form 10-Q filings, which discuss these and other factors that could adversely affect the company's results.

CONTACT:     Colonial Properties Trust
Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2011

BALANCE SHEET
($ in 000s)	As of	As of
	3/31/2011	12/31/2010
ASSETS
Real Estate Assets
Operating Properties	$3,426,736	$3,331,108
Undeveloped Land & Construction in Progress	266,609	261,955
Total Real Estate, before Depreciation	3,693,345	3,593,063

Less: Accumulated Depreciation	(671,839)	(640,981)
Real Estate Assets Held for Sale, net	14,610	16,861

Net Real Estate Assets	3,036,116	2,968,943

Cash and Equivalents	7,006	4,954
Restricted Cash	9,792	9,294
Accounts Receivable, net	20,061	20,734
Notes Receivable	43,981	44,538
Prepaid Expenses	17,727	23,225
Deferred Debt and Lease Costs	21,977	23,035
Investment in Unconsolidated Subsidiaries	22,212	22,828
Other Assets	53,277	53,583
Total Assets	$3,232,149	$3,171,134

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$383,675	$377,362
Notes and Mortgages Payable	1,383,944	1,384,209
Total Long-Term Liabilities	1,767,619	1,761,571
Accounts Payable	29,128	38,915
Accrued Interest	17,205	12,002
Accrued Expenses	19,569	15,267
Investment in Unconsolidated Subsidiaries	28,965	27,954
Other Liabilities	7,306	10,129
Total Liabilities	1,869,792	1,865,838

Redeemable Common Units	151,902	145,539

EQUITY
Noncontrolling Interest
Series B 7 1/4%, Preferred Units	50,000	50,000
Limited Partner's Noncontrolling Interest	753	769
Total Noncontrolling Interest	50,753	50,769

Cumulative Earnings	1,250,239	1,260,944
Cumulative Distributions	(1,821,448)	(1,808,700)
Common Equity, including Additional Paid-in Capital	1,883,185	1,809,138
Treasury Shares, at Cost	(150,163)	(150,163)
Accumulated Other Comprehensive Loss	(2,111)	(2,231)
Total Equity, including Noncontrolling Interest	1,210,455	1,159,757

Total Liabilities and Equity	$3,232,149	$3,171,134

SHARES & UNITS OUTSTANDING, END OF PERIOD
(shares and units in 000s)	As of	As of
	3/31/2011	12/31/2010
Basic
Shares	82,984	78,334
Operating Partnership Units (OP Units)	7,259	7,300
Total Shares & OP Units	90,243	85,634

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2011

CONSOLIDATED STATEMENTS OF OPERATIONS
($ in 000s, except per share data)	Three Months Ended
	3/31/2011	3/31/2010
Revenue
Minimum Rent	$76,662	$73,482
Tenant Recoveries	2,698	2,789
Other Property Related Revenue	13,216	11,544
Other Non-Property Related Revenue	1,810	2,898
Total Revenue	94,386	90,713
Operating Expenses
Operating Expenses:
Property Operating Expenses	25,964	25,419
Taxes, Licenses, and Insurance	11,149	11,059
Total Property Operating Expenses	37,113	36,478
Property Management Expenses	2,422	1,807
General and Administrative Expenses	5,203	4,807
Management Fee and Other Expenses	1,770	2,673
Investment and Development Expenses (1)	587	3
Depreciation	32,059	30,279
Amortization	2,210	2,224
Impairment and Other Losses (2)	2,097	783
Total Operating Expenses	83,461	79,054
Income from Operations	10,925	11,659

Other Income (Expense)
Interest Expense	(21,238)	(20,901)
Debt Cost Amortization	(1,157)	(1,185)
Gain on Retirement of Debt	—	28
Interest Income	417	393
(Loss) Gain from Partially-Owned Investments	(340)	270
Loss on Sale of Property, net of Income Taxes of $ - (1Q11) and $ - (1Q10)	(79)	(7)
Income Tax Expense	(248)	(249)
Total Other Income (Expense)	(22,645)	(21,651)
Loss from Continuing Operations	(11,720)	(9,992)

Discontinued Operations
Loss from Discontinued Operations	(36)	(32)
Loss on Disposal of Discontinued Operations, net of Income Taxes of $ - (1Q11) and $ - (1Q10)	—	(35)
Loss from Discontinued Operations	(36)	(67)
Net Loss	(11,756)	(10,059)

Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	(3)	82
Noncontrolling Interest in CRLP - Preferred	(906)	(1,813)
Noncontrolling Interest in CRLP - Common	1,051	1,492
Discontinued Operations
Noncontrolling Interest in CRLP - Common	3	8
Noncontrolling Interest of Limited Partners	—	(5)
Loss (Income) Attributable to Noncontrolling Interest	145	(236)

Net Loss Attributable to Parent Company	(11,611)	(10,295)

Dividends to Preferred Shareholders	—	(2,034)
Net Loss Available to Common Shareholders	$(11,611)	$(12,329)

_________________________

Continued on following page

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2010

	Three Months Ended
	3/31/2011	3/31/2010

(Loss) Earnings per Share - Basic
Continuing Operations	$(0.15)	$(0.19)
Discontinued Operations	—	—
EPS - Basic	$(0.15)	$(0.19)

(Loss) Earnings per Share - Diluted
Continuing Operations	$(0.15)	$(0.19)
Discontinued Operations	—	—
EPS - Diluted	$(0.15)	$(0.19)

(1) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.
(2) For the three months ended March 31, 2011, the Company recorded a $1.5 million charge for a loss contingency related to certain litigation. Additionally, the Company recorded a $0.4 million casualty loss and $0.2 million non-cash impairment charge. The casualty loss related to fire damage at two of the
Company's multifamily apartment communities. Of the impairment charge, $0.1 million is related to sales of various for-sale residential units and $0.1 million is related to the sale of land outparcels. For the three months ended March 31, 2010, the Company incurred casualty losses related to property damage at three of the Company's multifamily apartment communities.

SHARES AND UNITS OUTSTANDING, WEIGHTED
(shares and units in 000s)	Three Months Ended
	3/31/2011	3/31/2010
Basic
Shares	79,512	66,426
Operating Partnership Units (OP Units)	7,284	8,156
Total Shares & OP Units	86,796	74,582

Dilutive Common Share Equivalents	—	—

Diluted (1)
Shares	79,512	66,426
Total Shares & OP Units	86,796	74,582

(1) For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2011

FUNDS FROM OPERATIONS (FFO) RECONCILIATION
($ in 000s, except per share data)	Three Months Ended
	3/31/2011	3/31/2010
Net Loss Available to Common Shareholders	$(11,611)	$(12,329)
Noncontrolling Interest in CRLP (Operating Partnership Unitholders)	(1,054)	(1,500)
Total	(12,665)	(13,829)

Adjustments - Consolidated Properties
Depreciation - Real Estate	31,751	29,821
Amortization - Real Estate	2,046	1,741
Remove: (Gain)/Loss on Sale of Property, net of Income Tax and Noncontrolling Interest	79	42
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax and Noncontrolling Interest	(79)	(10)
Total Adjustments - Consolidated	33,797	31,594

Adjustments - Unconsolidated Properties
Depreciation - Real Estate	1,651	2,408
Amortization - Real Estate	654	702
Remove: Gain/(Loss) on Sale of Property	21	(78)
Total Adjustments - Unconsolidated	2,326	3,032
Funds from Operations	$23,458	$20,797

Income Allocated to Participating Securities	(200)	(182)
Funds from Operations Available to Common Shareholders and Unitholders	$23,258	$20,615

FFO per Share
Basic	$0.27	$0.28
Diluted	$0.27	$0.28

Operating FFO:
Funds from Operations	$23,258	$20,615
Less: Transaction Income
-Development and Land Losses/(Gains)	79	(103)
-Bond Repurchase Gains, Net of Write-off	—	(28)
Operating FFO	$23,337	$20,484

Operating FFO per Share
Basic	$0.27	$0.28
Diluted	$0.27	$0.28

FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before Noncontrolling Interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the Company's performance. The Company believes that FFO is useful to investors because it provides an additional indicator of the Company's financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company's industry.

The Company defines Operating FFO as FFO excluding gains on the sale of land and development properties, gains on the repurchase of bonds, net of the attributable write-off of future interest expense held in OCI, and gains on the repurchase of preferred shares/units, net of the write-off of issuance costs. The Company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares/units are components of the Company's current business plan, the timing and amount of these transactions can vary significantly between periods.

The Company's method of calculating FFO and Operating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor Operating FFO should be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of our needs, including our ability to make distributions.

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF REVENUES
	Three Months Ended
	3/31/2011	3/31/2010
Divisional Total Revenues
Multifamily - Same Property	$75,206	$73,412
Multifamily - Non-Same Property (1)	4,888	2,466
Commercial	19,769	20,990
Total Divisional Revenues	99,863	96,868

Less: Unconsolidated Revenues - Multifamily	(713)	(943)
Less: Unconsolidated Revenues - Commercial	(6,572)	(8,138)
Discontinued Operations	(2)	28
Unallocated Corporate Revenues	1,810	2,898
Consolidated Revenue Adjusted - '10 Discontinued Operations (2)	94,386	90,713
Add: Additional Discontinued Operations Revenue, post filing (3)	—	—
Total Consolidated Revenue, per 10-Q (4)	$94,386	$90,713

RECONCILIATION OF EXPENSES
	Three Months Ended
	3/31/2011	3/31/2010
Divisional Total Expenses
Multifamily - Same Property	$31,096	$31,677
Multifamily - Non-Same Property (1)	2,325	1,505
Commercial	6,228	6,359
Total Divisional Expenses	39,649	39,541

Less: Unconsolidated Expenses - Multifamily	(374)	(484)
Less: Unconsolidated Expenses - Commercial	(2,124)	(2,575)
Discontinued Operations	(38)	(4)
Total Property Operating Expenses	37,113	36,478
Property Management Expenses	2,422	1,807
General & Administrative Expenses	5,203	4,807
Management Fee and Other Expenses	1,770	2,673
Investment and Development Expenses (5)	587	3
Impairment and Other Losses	2,097	783
Depreciation	32,059	30,279
Amortization	2,210	2,224
Consolidated Expense Adjusted - '10 Discontinued Operations (2)	83,461	79,054
Add: Additional Discontinued Operations Expense, post filing (3)	—	—
Total Consolidated Expense, per 10-Q (4)	$83,461	$79,054

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COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF NOI
	Three Months Ended
	3/31/2011	3/31/2010
Divisional Total NOI
Multifamily - Same Property	$44,110	$41,735
Multifamily - Non-Same Property (1)	2,563	961
Commercial	13,541	14,631
Total Divisional NOI	$60,214	$57,327

Less: Unconsolidated NOI - Multifamily	(339)	(459)
Less: Unconsolidated NOI - Commercial	(4,448)	(5,563)
Discontinued Operations	36	32
Unallocated Corporate Revenues	1,810	2,898
Property Management Expenses	(2,422)	(1,807)
General & Administrative Expenses	(5,203)	(4,807)
Management Fee and Other Expenses	(1,770)	(2,673)
Investment and Development Expenses (5)	(587)	(3)
Impairment and Other Losses	(2,097)	(783)
Depreciation	(32,059)	(30,279)
Amortization	(2,210)	(2,224)
Income from Operations	10,925	11,659
Total Other Income (Expense)	(22,645)	(21,651)
Loss from Continuing Operations (6)	(11,720)	(9,992)
Discontinued Operations	—	—
Loss from Continuing Operations, per 10-Q (4)	$(11,720)	$(9,992)

(1) Includes operations from for-sale portfolio.
(2) Reflects total consolidated revenue and total consolidated expense (as applicable), adjusted to reflect discontinued operations classifications made after filing of prior period financials.
(3) Adjustment to prior period financials to reflect discontinued operations classifications made after filing of prior period financials.
(4) For prior period, reflects total consolidated revenue, expense or (loss) income from continuing operations (as applicable) as presented in prior period financials (i.e., excluding adjustment for discontinued operations classifications made after filing of prior period financials).
(5) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.
(6) Loss from Continuing Operations before extraordinary items, noncontrolling interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with ASC 205-20.